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                                  EXHIBIT 21.1

                          READING ENTERTAINMENT, INC.
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CONSOLIDATED SUBSIDIARIES

 1.  Angelika Cinemas, Inc.
 2.  Angelika Film Centers LLC
 3.  Australia Cinema Management Pty Limited
 4.  Burgundy Two Pty Limited
 5.  Cine Vista Holdings, Inc.
 6.  FA, Inc.
 7.  The Port Reading Railroad Company
 8.  Puerto Rico Holdings, Inc.
 9.  Reading Australia Pty Limited
10.  Reading Capital Corporation
11.  Reading Center Development Corporation
12.  Reading Cinemas, Inc.
13.  Reading Cinemas of Puerto Rico, Inc.
14.  Reading Cinemas U.K., Inc.
15.  Reading Company
16.  Reading Holdings, Inc.
17.  Reading International Cinemas LLC
18.  Reading Investment Company
20.  Reading Real Estate Company (formerly Eastern Real Estate Co.)
21.  Reading Resources, Inc.
22.  Reading Transportation Company
23.  RORC, Inc.
24.  Trenton-Princeton Traction Company
25.  Washington and Franklin Railway Company
26.  Western Gaming, Inc.
27.  Wilmington & Northern Railroad (The)


UNCONSOLIDATED MINORITY INTERESTS

 1.  Allentown Terminal Railroad Company
 2.  Baltimore and Cumberland Valley Railroad Extension Company
 3.  Pennsylvania-Reading Seashore Lines
 4.  Philadelphia Belt Line Railroad Company (The)
 5.  Trailer Train Company

PARTNERSHIPS

 1.  Parametric Garage Associates
 2.  Rutherford Industrial Center Partners, G.P.

     Note: above represents subsidiaries of Reading Entertainment, Inc. following consummation of the Reorganization and Stock Transactions.